Exhibit 99.1

December 1, 2014

Barry J. Plaga

Re: Second Amendment to Employment Agreement

Dear Barry:

Reference is hereby made to your employment offer letter with Guidance Software Inc. (the “Company”) and you, dated as of July 23, 2008 (the “Employment Letter”) and the Amendment to the Employment Letter dated December 18, 2008 (“First Amendment”). You and the Company have mutually agreed to amend certain provisions of the Employment Letter and Amendment as set forth below.

Effective as November 5, 2014, the Employment Letter and First Amendment shall be further amended as follows:

1.	Title Your new title will be Interim Chief Executive Officer and Chief Financial Officer.

2.	Base Salary Your new base salary shall be $360,000 per year.

3.	Stock You will receive a special grant of 35,000 shares of restricted stock under the Second Amended and Restated 2014 Equity Incentive Plan. The grant date shall be the date this Agreement has been mutually-executed and such shares shall vest 100% on November 5, 2015, so long as you remain an employee of the Company and irrespective of your title on the date of vesting.

4.	Severance A change to your title shall not, in itself, be a trigger for severance payments. In the event your employment is terminated by the Company, at the time of or within eighteen (18) months after a “change in control” of the Company, as defined below, for any reason other than a termination for “cause” as defined in the Employment Letter, the Company shall pay you, in a lump sum at termination, an amount equal to: (A) (i) one hundred percent (100%) of your then-current Base Salary; and (ii) the amount of your then-current On Target Bonus prorated for the calendar year of your termination plus one additional year of your then-current On Target Bonus and continue your current company paid health and welfare benefits for a period of one year from termination. However, in no event shall the severance benefits payable to you under this Second Amendment be less than the severance benefits payable to you under the First Amendment. In the event you are terminated without a Change of Control or more than eighteen (18) months after a Change of Control, you will remain eligible for the severance benefit described in the First Amendment. Thus, upon termination, provided such termination is not for “cause” as stated herein, you will be entitled to either the severance benefit stated in this Second Amendment (if you meet the requirements), or the severance benefit described in the First Amendment, but not both.

5.	(a) Change in Control. For the purpose of this Agreement, a change in the ownership or effective control of the Company as provided in Internal Revenue Code Section 409A (a)(2)(A)(v) shall be deemed to occur if the Company incurs a change in control event, as that term is used in Treasury Regulation 1.409A-3(i)(5).

(b) Base Salary. For the purpose of this Agreement, “Base Salary” shall mean your annual salary rate at the time of termination after a change in control.

6.	Employee Obligations upon Termination.

(a) Your Termination Obligations.

(i) You hereby acknowledge and agree that all Personal Property and equipment furnished to, or prepared by You in the course of, or incident to your employment, belongs to the Company and shall be promptly returned to the Company upon termination of his employment. For purposes of this Agreement, “Personal Property” includes, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof (including computer files), and all other proprietary information relating to the business of the Company or its subsidiaries or affiliates. Following termination You shall not retain any written or other tangible material containing any proprietary information of the Company or its subsidiaries or affiliates.

(ii) Upon termination of the Employment Period for any reason, You shall be deemed to have resigned from all offices and directorships, if any, then held with the Company or any subsidiary or affiliate, and, at the Company’s request, You shall execute such documents as are necessary or desirable to effectuate such resignations.

(b) Your Covenants.

(i) Confidentiality. As a condition of your employment with the Company, You agree that during the term of such employment and any time thereafter, except as is required in connection with your services rendered for the Company, You will not directly or indirectly disclose or appropriate to your own use, or the use of any third party, any trade secret or confidential or proprietary information concerning the Company or its subsidiaries or affiliates or their businesses, whether or not developed by You, including, without limitation, information with respect to the Company’s operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, business plans, designs, marketing or other business strategies, compensation paid to employees or other terms of employment, or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such confidential or proprietary information or trade secrets. The Company and You stipulate and agree that as between the Company and You the foregoing matters are important, material and confidential proprietary information and trade secrets and affect the successful conduct of the businesses of the Company (and any successor or assignee of the Company).

(ii) Covenant Not to Solicit Employees. You agree that during employment with the Company and for a period of one year thereafter, You will not, directly or indirectly, solicit, induce or encourage any employee of the Company or its subsidiaries or affiliates to terminate such employee’s relationship therewith.

(iii) Covenant Not to Solicit Customers. You agrees that during employment with the Company and thereafter, You will not use any trade secret of the Company or its subsidiaries or affiliates to solicit, induce, or encourage any customer, client, vendor, or other party doing business with the Company or its subsidiaries or affiliates to terminate its relationship therewith or transfer its business from the Company or its subsidiaries or affiliates.

(iv) Injunctive Relief and Enforcement. You hereby acknowledges that irreparable injury will result to the Company in the event of a breach by You of his obligations under this Section that monetary damages for such breach would not be readily calculable, and that the Company would not have an adequate remedy at law therefor. In addition, in the event that the agreements set forth in such Sections shall be determined by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time or over too great a geographical area or by reason of being too extensive in any other respect, each such agreement shall be reformed and interpreted to extend over the maximum period of time for which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, and enforced as so interpreted, all as determined by such court in such action.

(v) Non-Disparagement. You and the Company agree to not make any negative statements concerning, or take any action that derogates, You, the Company or any other Releasee, or the Company’s, or any other Releasee’s, services, reputation, officers, directors, employees, financial status, or operations or damages any of the Company’s or any other Releasee’s business relationships. For purposes of this provision, a statement shall only be attributable to the Company or its Releasees if made by an officer or director of the Company. It is agreed that in the event of a breach of the provisions of this Paragraph by You the Company or any other Releasee, it would be impractical or extremely difficult to fix actual damages. Therefore, the Parties agree that in the event of such a breach, the breaching party shall pay to the non-breaching party, as liquidated damages, and not as penalty, the sum of FIVE THOUSAND DOLLARS AND ZERO CENTS ($5,000.00) for each breach by the breaching party, which represents reasonable compensation to the non-breaching party for the loss incurred because of each such breach.

7. Release of Claims. The severance benefits payable to You upon termination are expressly conditioned on You executing a general release of claims (the “Release”) substantially in the form attached hereto as Exhibit A within twenty-one (21) days after the date of such termination (the “Termination Date”) and such Release is not revoked by you within seven (7) days after execution.

This Second Amendment shall be and is hereby incorporated in and forms a part of the Employment Letter.

Guidance Software, Inc.

Barry Plaga

/s/ Barry Plaga	By /s/ Robert van Schoonenberg
Robert van Schoonenberg Chair, Compensation Committee Guidance Software, Inc.

EXHIBIT A

GENERAL RELEASE

For a valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Guidance Software, Inc., a Delaware corporation (the “Company”), and each of its partners, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, shareholders, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination from employment of the undersigned by the Releasees, or any of them; any claim for benefits under any stock option or other equity-based incentive plan of the Releasees (or any related agreement to which any Releasee is a party); any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasee’s right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, and the California Fair Employment and Housing Act. Notwithstanding the foregoing, this Release shall not operate to release any Claims which the undersigned may have to payments or benefits under that certain Employment Agreement, as Twice Amended, between the Company and the undersigned.

THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

(1) HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

(2) HE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

(3) HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE IT, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys fees incurred by Releasees in defending or otherwise responding to said suit or Claim; provided, however, that the undersigned shall not be obligated to pay the Releasees’ attorneys fees to the extent such fees are attributable to claims under the Age Discrimination in Employment Act or a challenge to the validity of the release of claims under the Age Discrimination in Employment Act.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Release this          day of                     ,             .

Barry Plaga